Exhibit 99.1
Investor Relations Contact:
Leslie Green
Green Communications Consulting, LLC
(650) 312-9060
leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Fourth Quarter 2009 Financial Results

•	Q4 FY 2009 Net Revenues: $69.5 million

•	Fiscal Year 2009 Net Revenues: $174.7 million

•	Q4 FY 2009 GAAP Net Loss: $37.2 million; $1.43 per share (diluted)

•	Fiscal Year 2009 GAAP Net Loss: $47.2 million; $2.04 per share (diluted)

•	Q4 FY 2009 Non-GAAP Net Income: $17.5 million; $0.59 per share (diluted)

•	Fiscal Year 2009 Non-GAAP Net Income: $43.6 million; $1.73 per share (diluted)

MOUNTAIN VIEW, Calif. – February 2, 2010 – NetLogic Microsystems, Inc. (NASDAQ: NETL), a worldwide leader in high performance intelligent semiconductor solutions for next-generation Internet networks, today announced financial results for its fourth quarter ended December 31, 2009.

Revenue for the fourth quarter of 2009 was $69.5 million, a 64.3% sequential increase from $42.3 million for the third quarter of 2009 and a 125% increase from $30.9 million for the fourth quarter of 2008.

Revenue for fiscal year 2009 was $174.7 million, a 24.8% increase from $139.9 million for fiscal year 2008.

Fourth quarter 2009 net loss, determined in accordance with generally accepted accounting principles (GAAP), was $37.2 million or $1.43 per diluted share. By comparison, GAAP net loss was $1.1 million or $0.05 per diluted share for the fourth quarter of 2008.  GAAP net loss for fourth quarter 2009 included stock-based compensation expense, changes in contingent earn-out liability, amortization of intangible assets, fair value inventory adjustments, acquisition-related costs, interest income on a $15.0 million bridge loan to RMI Corporation, debt issuance cost write-off, tax effect of inventory fair value adjustments and adjustment charges related to certain tax reserves relating to an intercompany license agreement.  Excluding these items, non-GAAP net income for the fourth quarter of 2009 was $17.5 million or $0.59 per diluted share, compared with $0.31 per diluted share for the fourth quarter of 2008.

Fiscal year 2009 GAAP net loss was $47.2 million or $2.04 per diluted share. By comparison, GAAP net income was $3.6 million or $0.16 per diluted share for fiscal year 2008.  GAAP net loss for fiscal year 2009 included stock-based compensation expense, changes in contingent earn-out liability, amortization of intangible assets, fair value inventory adjustments, acquisition-related costs, interest income on a $15.0 million bridge loan to RMI Corporation, debt issuance cost write-off, establishment of deferred tax asset valuation allowance on a portion of the Company’s California research and development credit carryforward, tax effect of inventory fair value adjustments and adjustment charges related to certain tax reserves relating to an intercompany license agreement.  Excluding these items, non-GAAP net income for fiscal year 2009 was $43.6 million or $1.73 per diluted share, compared with $1.51 per diluted share for fiscal year 2008.

Cash and cash equivalents totaled $44.3 million as of December 31, 2009.  In December, we raised $29.7 million in cash from issuing 700,400 common shares and repaid all outstanding balances under a credit facility with a syndication of banks.

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NetLogic Microsystems, Inc. Announces Fourth Quarter 2009 Results
February 2, 2010

Management Qualitative Comments

“2009 was truly a transformative year for the company,” said Ron Jankov, president and CEO.  “Outstanding engineering achievement in our knowledge-based processor and physical layer solutions allowed us to achieve record numbers of design wins, unprecedented competitive positioning and a further extension of our technology leadership.  In addition, 2009 marked a major step in the company’s growth with our successful merger with RMI Corporation, a technology leader and true innovator in the rapidly emerging high-end multi-core processor market and the ultra-low power embedded processor market.   The integration of our companies is proceeding very smoothly and we are excited about the opportunities that the merger has presented for us to integrate our best-in-class physical layer products, knowledge-based processors and multi-core processors into highly-advanced platform-level solutions.  This capability is a significant competitive advantage and will further strengthen our customers’ ability to develop next-generation equipment to support the expected exponential growth in converged IP traffic.”

Recent Highlights

•
The company announced the NL11K processor, the world’s first knowledge-based processor with high-speed serial interface, and a member of its sixth-generation knowledge-based processor family.  The integration of high-speed serial interface delivers 225Gbps of raw chip-to-chip interconnect bandwidth.  This represents a 340 percent increase in I/O bandwidth-per-pin to enable significantly higher system performance, higher system density and lower system costs for next-generation systems to enable significantly richer services for LTE, IPTV and IPv6 services.  In addition, the NL11K processor features an enhanced knowledge-based processing core capable of achieving 1.6 billion decisions per second.

•
NetLogic Microsystems was awarded its 400th United States patent. Its portfolio includes over 600 worldwide patent issuances and pending filings. These achievements mark a significant milestone in the company's history of being at the forefront of technological and innovation leadership in high-performance semiconductor solutions that perform highly differentiated tasks for advanced 3G/4G mobile wireless infrastructure, data center, enterprise, metro Ethernet, edge and core infrastructure networks.

•
The company took part in the Consumer Electronics Show 2010, demonstrating several new products in its Alchemy® family of ultra low-power embedded processors.  The company also announced that it was recently awarded several design wins with leading customers, including Samsung Electronics, SHARP Electronics and Tinnos.

•
The company received the "Most Respected Emerging Public Semiconductor Company Award" for 2009 from the Global Semiconductor Alliance (GSA). This prestigious award recognized NetLogic Microsystems for its vision, strategy, leadership and success in the semiconductor industry among its peers of public semiconductor companies with annual revenues of up to $500 million.

•
The company continues to expand its physical layer product portfolio and recently announced production availability of its new NLP1220 dual-port FibreChannel PHY device. This device offers best-in-class power consumption and latency to customers developing next-generation data center switches and connected storage devices. It was selected by Fujitsu Technology Solutions during the fourth quarter for Fujitsu’s next-generation data center blade solutions.

•
The company’s Au1300® processor, the latest member of its ultra low-power Alchemy processor family, has been selected by LG Electronics for LG’s high-performance automotive infotainment solutions. LG’s market-leading infotainment solutions include built-in audio/video navigation (AVN) for dashboard and rear-seat entertainment (RSE) systems.

•
NetLogic Microsystems completed its merger with RMI Corporation, a leading provider of high-performance and low-power multi-core, multi-threaded processors. The merger enables NetLogic Microsystems to further expand into the high-performance "data-in-flight" processing market. RMI's cutting-edge XLPTM, XLR® and XLS® Multi-Core, Multi-Threaded Processors will complement NetLogic Microsystems' existing portfolio of knowledge-based processors, content processors, network search engines and 10-100 Gigabit Ethernet PHY products.

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NetLogic Microsystems, Inc. Announces Fourth Quarter 2009 Results
February 2, 2010

Conference Call

NetLogic Microsystems will hold its fourth quarter 2009 financial results conference call today at 1:30 p.m. Pacific time.  To listen to the conference call, dial (866) 202-0886 ten minutes prior to the start of the call, using the passcode 13125832.  International callers, dial (617) 213-8841.  A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week.  To access the replay, dial (888) 286-8010 and enter passcode 12270603.  International callers dial (617) 801-6888.

The conference call will be available via a live webcast on the investor relations section of NetLogic Microsystems’ web site at http://www.netlogicmicro.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the web site for three months.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ: NETL) is a worldwide leader in high-performance intelligent semiconductor solutions that are powering next-generation Internet networks.  NetLogic Microsystems’ best-in-class products perform highly differentiated tasks of accelerating complex network traffic to significantly enhance the performance and functionality of advanced 3G/4G mobile wireless infrastructure, data center, enterprise, metro Ethernet, edge and core infrastructure networks.  NetLogic Microsystems’ market-leading product portfolio includes high-performance multi-core processors, knowledge-based processors, content processors, network search engines, ultra low-power embedded processors and high-speed 10/40/100 Gigabit Ethernet PHY solutions.  These products are designed into high-performance systems such as switches, routers, wireless base stations, security appliances, networked storage appliances, service gateways and connected media devices offered by leading original equipment manufacturers (OEMs).  NetLogic Microsystems is headquartered in Mountain View, California, and has offices and design centers throughout North America, Asia and Europe.  For more information about products offered by NetLogic Microsystems, call +1-650-961-6676 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

NetLogic Microsystems, the NetLogic Microsystems logo and XLP are trademarks of NetLogic Microsystems, Inc. Alchemy, Au1300, XLR and XLS are registered trademarks of NetLogic Microsystems, Inc. All other trademarks are the properties of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, the timing of our receipt of customer orders during the quarter, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the effects of any business acquisitions that we might make, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission which are available at http://www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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NetLogic Microsystems, Inc. Announces Fourth Quarter 2009 Results
February 2, 2010

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenue	$69,524	$30,893	$174,689	$139,927
Cost of revenue*	50,222	13,449	99,251	61,616
Gross profit	19,302	17,444	75,438	78,311
Operating expenses:
Research and development*	31,210	13,415	73,631	51,607
Selling, general and administrative*	22,019	6,663	43,931	26,567
Change in contingent earn-out liability	2,008	-	2,008	-
Acquisition-related costs	2,652	-	5,412	-
Total operating expenses	57,889	20,078	124,982	78,174
Income (loss) from operations	(38,587)	(2,634)	(49,544)	137
Interest and other income, net	(901)	355	(678)	1,503
Income (loss) before income taxes	(39,488)	(2,279)	(50,222)	1,640
Benefit from income taxes	(2,252)	(1,141)	(3,060)	(1,937)
Net income (loss)	$(37,236)	$(1,138)	$(47,162)	$3,577
Net income (loss) per share - Basic	$(1.43)	$(0.05)	$(2.04)	$0.17
Net income(loss) per share - Diluted	$(1.43)	$(0.05)	$(2.04)	$0.16
Shares used in calculation - Basic	26,124	21,703	23,091	21,472
Shares used in calculation - Diluted	26,124	21,703	23,091	22,314

*	Includes the following amounts of stock-based compensation and related payroll taxes (in thousands):

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Cost of revenue	$153	$193	$672	$1,030
Research and development	12,430	2,940	21,775	9,474
Selling, general and administrative	11,815	1,802	18,721	5,988
Total	$24,398	$4,935	$41,168	$16,492

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NetLogic Microsystems, Inc. Announces Fourth Quarter 2009 Results
February 2, 2010

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation and related payroll taxes, changes in contingent earn-out liability, amortization of intangible assets, fair value adjustments of acquired inventory, acquisition-related costs, interest income on a bridge loan to RMI Corporation, debt issuance cost write-off, deferred tax asset valuation allowance on a portion of the Company’s California research and development credit carryforward, the tax effect of inventory fair value adjustments and adjustment charges related to certain tax reserves relating to an intercompany license agreement, and the effects of excluding stock-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded stock-based compensation expense and changes in contingent earn-out liability in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations based on future events such as the market price of our common stock and revenue generated from products acquired in the RMI acquisition during the first 12 months following the close that are difficult to predict and are affected by market factors that are largely not within the control of management. We have excluded amortization of intangibles, fair value adjustments related to acquired inventory, acquisition-related costs, interest income on RMI bridge note, debt issuance cost write-off, deferred tax asset valuation allowance on a portion of the Company’s California research and development credit carryforward, tax effect of inventory fair value adjustments, adjustment charges related to certain tax reserves relating to an intercompany license agreement because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated February 2, 2010 that the Company has submitted to the Securities and Exchange Commission.

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NetLogic Microsystems, Inc. Announces Fourth Quarter 2009 Results
February 2, 2010

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
GAAP net income (loss)	$(37,236)	$(1,138)	$(47,162)	$3,577
Reconciling items:
Stock-based compensation and related payroll taxes	24,398	4,935	41,168	16,492
Changes in contingent earn-out liability	2,008	-	2,008	-
Amortization of intangible assets	8,851	3,325	20,624	13,300
Fair value adjustment related to the acquired inventory	18,097	47	20,359	1,470
Acquisition-related costs	2,652	-	5,412	-
Debt issuance cost written off	524	-	524	-
Interest income on RMI bridge note	(125)	-	(625)	-
Tax effect of inventory fair value adjustment	(5,349)	-	(5,349)	-
Adjustments to certain tax reserves related to an intercompany license agreement	3,646	-	3,646	-
Establishment of deferred tax asset valuation allowance on a portion of the Company's California research and development credit carryforward	-	-	2,988	-
Non-GAAP net income	$17,466	$7,169	$43,593	$34,839

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO
NON-GAAP DILUTED NET INCOME PER SHARE
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
GAAP net income (loss) per share - Diluted	$(1.43)	$(0.05)	$(2.04)	$0.16
Reconciling items:
Stock-based compensation and related payroll taxes	0.83	0.21	1.63	0.72
Changes in contingent earn-out liability	0.07	-	0.08	-
Amortization of intangible assets	0.30	0.14	0.82	0.58
Fair value adjustment related to the acquired inventory	0.62	0.00	0.81	0.06
Acquisition-related costs	0.09	-	0.21	-
Debt issuance cost written off	0.02	-	0.02	-
Interest income on RMI bridge note	(0.00)	-	(0.02)	-
Tax effect of inventory fair value adjustment	(0.18)	-	(0.21)	-
Adjustments to certain tax reserves related to an intercompany license agreement	0.12	-	0.14	-
Establishment of deferred tax asset valuation allowance on a portion of the Company's California research and development credit carryforward	-	-	0.12	-
Difference in shares count between diluted GAAP and diluted non-GAAP calculation	0.16	0.00	0.17	(0.01)
Non-GAAP net income per share - Diluted	$0.59	$0.31	$1.73	$1.51

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NetLogic Microsystems, Inc. Announces Fourth Quarter 2009 Results
February 2, 2010

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED
NET INCOME (LOSS) PER SHARE CALCULATION TO THE SHARES USED FOR
NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Shares used in calculation - Diluted (GAAP)	26,124	21,703	23,091	22,314
The effect of removing stock-based compensation expense under FAS 123(R) for Non-GAAP presentation purpose	1,439	842	908	735
The effect of dilutive potential common shares due to reporting non-GAAP net income	1,798	507	1,213	-
Shares used in calculation - Diluted (Non-GAAP)	29,361	23,052	25,212	23,049

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three months ended				Twelve months ended
	December 31, 2009		December 31, 2008		December 31, 2009		December 31, 2008
Total GAAP gross margin	$19,302	27.8%	$17,444	56.5%	$75,438	43.2%	$78,311	56.0%
Reconciling items:
Stock-based compensation	153	0.2%	193	0.6%	672	0.4%	1,030	0.7%
Amortization of intangible assets	8,127	11.7%	2,980	9.6%	18,865	10.8%	11,920	8.5%
Fair value adjustment related to acquired inventory	18,097	26.0%	47	0.2%	20,359	11.7%	1,470	1.1%
Total Non-GAAP gross margin	$45,679	65.7%	$20,664	66.9%	$115,334	66.0%	$92,731	66.3%

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NetLogic Microsystems, Inc. Announces Fourth Quarter 2009 Results
February 2, 2010

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$44,278	$83,474
Short-term investments	-	13,067
Accounts receivables, net	25,137	8,382
Inventories	45,113	13,707
Deferred income taxes	13,157	3,217
Prepaid expenses and other current assets	8,638	1,937
Total current assets	136,323	123,784
Property and equipment, net	13,278	5,513
Goodwill	112,918	68,712
Intangible asset, net	223,345	39,538
Other assets	46,247	8,224
Total assets	$532,111	$245,771
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$17,937	$7,618
Accrued liabilities	34,165	25,920
Contingent earn-out liability	11,727	-
Deferred margin	2,667	1,638
Software licenses and other obligations, current	3,037	755
Total current liabilities	69,533	35,931
Software licenses and other obligations, long-term	2,409	464
Other liabilities	34,214	9,109
Total liabilities	106,156	45,504
Stockholders' equity
Preferred stock	-	-
Common stock	287	219
Additional paid-in capital	548,811	276,042
Accumulated other comprehensive loss	-	(13)
Accumulated deficit	(123,143)	(75,981)
Total stockholders' equity	425,955	200,267
Total liabilities and stockholders' equity	$532,111	$245,771

CONTACT: Green Communications Consulting, LLC
Leslie Green, 650-312-9060 (Investor Relations)
leslie@greencommunicationsllc.com
SOURCE: NetLogic Microsystems, Inc.